Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet and statements of income (loss) were prepared based on the historical financial information of Quanex, Flamstead and the Subsidiaries, and gives effect to the purchase transaction which occurred on June 15, 2015, for $133.0 million in cash, net of cash acquired, subject to customary purchase price adjustments.

Prior to the transaction, Flamstead Holdings Limited held 100% of the outstanding equity interests in HL Plastics Limited; Flamstead Investments Limited; HL Ravenscroft Limited; Tarpey-Harris Limited; and Liniar Limited; as well as a majority interest in Wegoma Machinery Sales Limited and a 50% joint venture interest in Vintage Windows Limited. As described in the Purchase Agreement and immediately prior to the transaction, Flamstead Holdings Limited acquired the minority interest in Wegoma Machinery Sales Limited and the remaining 50% joint venture interest in Vintage Windows Limited (referred collectively as the (“Combined Flamstead Group”), and sold its interest in Flamstead Investments Limited, HL Ravenscroft Limited and Tarpey-Harris Limited (referred to as the “Entities Not Acquired”). Results for the Combined Flamstead Group less the Entities Not Acquired are deemed to be “Acquired Flamstead”. We evaluated this acquisition in accordance with the “significance tests” prescribed by the Securities and Exchange Commission Rules, and determined that the acquisition is significant to us. In addition, we determined that we acquired substantially all of the net assets of the Flamstead Group.

Quanex and the Combined Flamstead Group have different fiscal year ends (October 31 and December 31, respectively). In addition, the financial information of the Combined Flamstead Group has historically been reported under generally accepted accounting principles in the United Kingdom and denominated in British pounds sterling. For purposes of our pro forma presentation, we have adjusted these results to reflect generally accepted accounting principles in the United States of America, and have converted to our reporting currency, United States dollars. Consistent with our accounting policy, we translate the balance sheet at the exchange rate on the balance sheet date, and translate the statements of income (loss) using the average exchange rate for the applicable period.

The unaudited pro forma balance sheet at April 30, 2015, reflects the pro forma effect of the purchase transaction as if the transaction was consummated on that date. The unaudited pro forma condensed consolidated statements of income (loss) for the six month period and the twelve-month period reflect the pro forma effect of the purchase transaction as if the transaction was consummated on November 1, 2013. In order to present a consolidated pro forma balance sheet, we have included the historical balance sheet of Quanex, which was included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, and the combined balance sheet for the Acquired Flamstead as of June 15, 2015, which was prepared from historical information. To present the pro forma consolidated statements of income (loss) for the six-month period, we have included the historical statement of income (loss) for Quanex for the six months ended April 30, 2015 and the combined statement of income (loss) for the Acquired Flamstead for the period January 1, 2015, through June 15, 2015. We determined that it was impractical to obtain the full six-month period ended June 30, 2015 as combined financial information for the Combined Flamstead Group was not available, from which to derive amounts for the Entities Not Acquired. If we had included the results for the Acquired Flamstead for the full six-month period ended June 30, 2015, we project that the pro forma impact would have been an increase in revenue of $4.6 million and an increase in pro forma net income of $0.7 million. In order to present the pro forma consolidated statements of income (loss) for the year ended October 31, 2014, we have included the historical statement of income (loss) of Quanex for the year ended October 31, 2014 which was included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and the combined statement of income (loss) for the Acquired Flamstead for the year ended December 31, 2014 (as derived from audited financial statements of the Combined Flamstead Group, adjusted for the unaudited results of the Entities Not Acquired, adjusted to align with presentation under generally accepted accounting principles in the United States of America, and translated to United States dollars). The accompanying unaudited pro forma condensed consolidated financial information for Quanex should be read in conjunction with the consolidated financial statements and notes thereto included in the referenced filings, and the audited combined financial statements of the Combined Flamstead Group accompanying this amended Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated balance sheet and statements of income (loss) are presented in tabular format as follows: (i) historical consolidated results, as previously filed; (ii) plus results of the Combined Flamstead Group; (iii) less results of the Entities Not Acquired; (iv) plus pro forma adjustments, to arrive at the pro forma results.

The unaudited pro forma condensed consolidated balance sheet and statements of income (loss) include pro forma adjustments which reflect transactions and events that are directly attributable to the transaction and are factually supportable. These pro forma adjustments are described in the notes which accompany these unaudited pro forma condensed consolidated financial statements.

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF APRIL 30, 2015

	Quanex As Reported	Combined Flamstead Group	Entities Not Acquired	Pro Forma Adjustments (a)	Pro Forma
	As of 4/30/15	As of 6/15/15	As of 6/15/15	As of 4/30/15	As of 4/30/15
	(In thousands)

ASSETS

Current assets:

Cash and cash equivalents	$60,030	$1,869	$(390)	$(41,645)	$19,864

Accounts receivable, net	50,210	19,391	(1,087)	(6,200)	62,314

Inventories, net	62,994	11,180	(433)	4,555	78,296

Deferred income taxes	23,684	—	—	—	23,684

Prepaid and other current assets	5,433	798	(75)	—	6,156

Total current assets	202,351	33,238	(1,985)	(43,290)	190,314

Property, plant and equipment, net	111,113	41,131	(12,891)	50	139,403

Deferred income taxes	7,367	—	—	—	7,367

Goodwill	68,788	754	(132)	60,137	129,547

Intangible assets, net	65,648	317	—	62,004	127,969

Other assets	5,620	1,680	—	—	7,300

Total assets	$460,887	$77,120	$(15,008)	$78,901	$601,900

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$36,328	$9,760	$(385)	$—	$45,703

Accrued liabilities	26,006	16,547	(8,577)	(1,354)	32,622

Income tax payable	—	1,221	(246)	(27)	948

Current maturities of long-term debt	179	2,406	—	—	2,585

Total current liabilities	62,513	29,934	(9,208)	(1,381)	81,858

Long-term debt	455	5,440	(173)	91,359	97,081

Deferred pension and postretirement benefits	5,949	—	—	—	5,949

Liability for uncertain tax positions	548	—	—	—	548

Long-term deferred tax liabilities	—	1,417	(44)	13,349	14,722

Other liabilities	11,174	8,394	314	1,611	21,493

Total liabilities	80,639	45,185	(9,111)	104,938	221,651

Commitments and contingencies

Stockholders’ equity	380,248	31,935	(5,897)	(26,037)	380,249

Total liabilities and stockholders’ equity	$460,887	$77,120	$(15,008)	$78,901	$601,900

See accompanying notes to unaudited pro forma condensed consolidated financial statements

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

FOR THE SIX-MONTH PERIOD

	Quanex As Reported	Combined Flamstead Group	Entities Not Acquired	Pro Forma Adjustments		Pro Forma
	Six Months Ended 4/30/15	Period 1/1/15 to 6/15/15	Period 1/1/15 to 6/15/15	Six Months Ended 4/30/15		Six-Month Period
	(In thousands, except per share data)

Net sales	$269,863	$45,002	$(2,087)	$—		$312,778

Cost and expenses:
Cost of sales (exclusive of items shown separately below)	216,616	30,003	(1,262)	—		245,357

Selling, general and administrative	39,134	5,798	(455)	—		44,477

Depreciation and amortization	16,039	2,278	(254)	1,549	(b)	19,612

Asset impairment charges	—	—	—	—		—

Operating income (loss)	(1,926)	6,923	(116)	(1,549)		3,332

Non-operating income (expense):

Interest income (expense)	(286)	(438)	116	(498	) (c)	(1,106)

Other, net	(266)	592	(7)	118	(d)	437

Income (loss) before income taxes	(2,478)	7,077	(7)	(1,929)		2,663

Income tax benefit (expense)	1,678	(1,197)	46	443	(e)	970

Net income (loss) from continuing operations	$(800)	$5,880	$39	$(1,486)		$3,633

Earnings (loss) per common share:

Basic	$(0.02)					$0.11

Diluted	$(0.02)					$0.10

Weighted-average common shares outstanding:

Basic	34,362					34,362

Diluted	34,362					34,921

See accompanying notes to unaudited pro forma condensed consolidated financial statements

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

FOR THE TWELVE-MONTH PERIOD

	Consolidated As Reported	Combined Flamstead Group (f)	Entities Not Acquired	Pro Forma Adjustments		Pro Forma
	Year Ended 10/31/14	Year Ended 12/31/14	Year Ended 12/31/14	Year Ended 10/31/14		Twelve-Month Period
	(In thousands, except per share data)

Net sales	$595,384	$101,524	$(5,418)	$—		$691,490

Cost and expenses:
Cost of sales (exclusive of items shown separately below)	464,584	71,719	(3,087)	—		533,216

Selling, general and administrative	82,150	12,733	(840)	—		94,043

Depreciation and amortization	33,869	4,708	(568)	2,215	(b)	40,224

Asset impairment charges	505	—	—	—		505

Operating income (loss)	14,276	12,364	(923)	(2,215)		23,502

Non-operating income (expense):

Interest income (expense)	(562)	(1,449)	506	(1,135	) (c)	(2,640)

Other, net	92	98	(1)	5,622	(d)	5,811

Income (loss) before income taxes	13,806	11,013	(418)	2,272		26,673

Income tax benefit (expense)	(5,468)	(2,231)	216	(1,127	) (e)	(8,610)

Net income (loss)	$8,338	$8,782	$(202)	$1,145		$18,063

Earnings (loss) per common share:

Basic	$0.22					$0.49

Diluted	$0.22					$0.48

Weighted-average common shares outstanding:

Basic	37,128					37,128

Diluted	37,679					37,679

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or statements of income (loss):

(a)	The unaudited pro forma condensed consolidated balance sheet at April 30, 2015 presents the preliminary purchase price allocation for the purchase reflecting consideration paid of $133.0 million, net of cash acquired, resulting in goodwill of approximately $60.1 million, other intangible assets of approximately $62.0 million, long-term deferred tax liabilities of $13.3 million, an increase in other long-term liabilities, and certain working capital changes. The funding reflects the use of cash on hand of $46.3 million and additional debt borrowings of $91.4 million. The unaudited pro forma condensed consolidated statements of income (loss) presented excludes estimated transaction fees of $3.5 million and the impact of the step-up of inventory to fair value of $4.6 million, as these items are not deemed to have a continuing impact to the ongoing operations of Quanex.

(b)	Incremental depreciation and amortization expense is associated with the step-up of fixed assets to fair value and the defined-term intangible assets identified at the date of the acquisition of $60.2 million, assuming the transaction occurred on the first day of each of the respective reporting periods.

(c)	Incremental interest expense has been calculated based on an increase in debt of $91.4 million applying our incremental borrowing rate, assuming the transaction occurred on the first day of each of the respective reporting periods.

(d)	This adjustment reflects a foreign exchange transaction gain on the unhedged foreign exchange position associated with the debt borrowed to fund the transaction. This gain was calculated by converting the debt balance at the exchange rate in effect as of the first day of the period (assuming the transaction occurred on the first day of the reporting period) compared to the debt balance converted at the exchange rate in effect on the last day of the period. This difference is then extended at an average rate for the period to calculate the foreign exchange gain or loss.

(e)	This adjustment represents the tax effect associated with the pro forma adjustments referenced above applying the statutory rate in the United Kingdom of 20% with regard to the incremental depreciation and amortization expense, and applying the statutory rate of 35% in the United States with regard to the incremental interest expense and foreign exchange gain.

(f)	The following table reconciles the audited combined profit and loss account for the Combined Flamstead Group for the year ended December 31, 2014 to the amounts included in the unaudited pro forma condensed consolidated statement of income (loss) for the Combined Flamstead Group:

Description--UK GAAP	Combined Flamstead Group (in GBPs)	Translate to USD (at 1.6484)	GAAP Adjustments & Reclasses (USD)	Combined Flamstead Per Pro Forma (USD)	Description--US GAAP
Group turnover	61,556	101,469	55	101,524	Net sales
					Cost and expenses:
Changes in stocks of finished goods and work in progress	(775)	(1,278)	72,997	71,719	Cost of sales
Own work capitalised	(202)	(333)	13,066	12,733	Selling, general and administrative
Raw materials and consumables	32,462	53,510	(53,510)	—
Staff cost	12,826	21,142	(21,142)	—
Depreciation and amortization	2,801	4,617	91	4,708	Depreciation and amortization
Other operating costs	6,908	11,387	(11,387)	—	Asset impairment charges

Operating profit	7,536	12,424	(60)	12,364	Operating income (loss)
					Non-operating income (expense):
Interest receivable	—	—	—	—
Interest payable and similar charges	(871)	(1,436)	(13)	(1,449)	Interest expense
	—	—	98	98	Other, net

Profit on ordinary activities before taxation	6,665	10,988	25	11,013	Income (loss) from continuing operations before income taxes
Tax on profit on ordinary activities	(1,353)	(2,230)	(1)	(2,231)	Income tax benefit (expense)

Profit for the period	5,312	8,758	24	8,782	Income (loss) from continuing operations

Adjustments made to convert from U.K. GAAP to U.S. GAAP were relatively immaterial and are summarized in the combined financial statements of the Combined Flamstead Group included in Exhibit 99.1, excluding certain reclassifications to present cost of sales and selling, general and administrative expense consistent with U.S. GAAP. These reclassifications had no impact on pro forma income (loss) from continuing operations.